As filed with the Securities and Exchange Commission on August 10, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	98-0505495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dinesh V. Patel, Ph.D.

President and Chief Executive Officer

Protagonist Therapeutics, Inc.

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Alan C. Mendelson Brian J. Cuneo Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (333-212476)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value per share	1,914,750 shares	$12.00	$22,977,000	$2,314

(1)	Represents only the number of shares being registered pursuant to this Registration Statement, which includes 249,750 shares that the underwriters have the option to purchase, and are in addition to the 6,710,250 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-212476), which included 875,250 shares that the underwriters have the option to purchase.
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, $0.00001 par value per share, of Protagonist Therapeutics, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-212476) (the “Prior Registration Statement”), which the Commission declared effective on August 10, 2016, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,914,750, including 249,750 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 10th day of August, 2016.

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2016

/s/ Tom O’Neil Tom O’Neil	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2016

* Harold E. Selick, Ph.D.	Chairman of the Board of Directors	August 10, 2016

* Chaitan Khosla, Ph.D.	Director	August 10, 2016

* Julie Papanek	Director	August 10, 2016

* Armen B. Shanafelt, Ph.D.	Director	August 10, 2016

* William D. Waddill	Director	August 10, 2016

*	Pursuant to Power of Attorney

By:	/s/ Dinesh V. Patel
Dinesh V. Patel, Ph.D.
Attorney-in-Fact

II-1

Exhibit Index

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement (previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-212476) and incorporated by reference herein).

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-212476), filed with the Commission on July 11, 2016 and incorporated herein by reference).